Exhibit 99.1

PRESS RELEASE

FTAI Reports Record Fourth Quarter and Full Year 2019 Results, Dividend of $0.33 per Common Share

NEW YORK, February 27, 2020 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company” or “FTAI”) today reported financial results for the quarter and full year ended December 31, 2019. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q4’19	FY19
Net Cash Provided by Operating Activities	$58,330	$151,043
Net Income Attributable to Shareholders	$183,647	$223,270
Basic and Diluted Earnings per Common Share	$2.13	$2.59

Funds Available for Distribution (“FAD”) (1)	$288,618	$566,436
Adjusted EBITDA(1)	$233,954	$503,408

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

For the fourth quarter of 2019, total FAD was $288.6 million. This amount includes $174.2 million from our aviation leasing portfolio, and $167.2 million from our infrastructure business, offset by $(52.8) million from corporate and other.

Joe Adams, FTAI’s CEO, stated “Our fourth quarter was exceptional, as was all of 2019.  2020 is setting up to be even better.”

Fourth Quarter 2019 Dividends

On February 27, 2020, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common shares of $0.33 per share for the quarter ended December 31, 2019, payable on March 24, 2020 to the holders of record on March 13, 2020.

Additionally, on February 27, 2020, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”) and Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”) of $0.51563 and $0.60000 per share, respectively, for the quarter ended December 31, 2019, payable on March 16, 2020 to the holders of record on March 9, 2020.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Annual Report on Form 10-K, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, February 28, 2020 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI 2019 Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, February 28, 2020 through midnight Friday, March 6, 2020 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 3473034.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding fiscal year 2020.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the common dividend and the Series A Preferred and Series B Preferred dividends declared in February 2020 will be treated as a partnership distribution and guaranteed payments, respectively.  For U.S. tax withholding purposes, the per share distribution components are as follows:

Common Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.02000
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$—
U.S. Long Term Capital Gain (4)	$0.31000
Distribution Per Share	$0.33000

Series A Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

Series B Preferred Distribution Components
Guaranteed Payments(5)	$0.60000
Distribution Per Share	$0.60000

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 or §1442 of the Code.

(3)	This income is not subject to withholding under §1441, §1442 or §1446 of the Code.

(4)
U.S. Long Term Capital Gain attributable to the sale of a U.S. Real Property Holding Corporation. As a result, the gain will be treated as income that is effectively connected with a U.S. trade or business and be subject to withholding.

(5)	Brokers and nominees should treat this income as subject to withholding under §1441 or §1442 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Equipment leasing revenues	$110,411	$67,035	$349,322	$253,039
Infrastructure revenues	50,921	61,617	229,452	89,073
Total revenues	161,332	128,652	578,774	342,112

Expenses
Operating expenses	67,267	63,022	288,036	136,570
General and administrative	5,128	4,955	20,441	17,126
Acquisition and transaction expenses	8,498	2,234	17,623	6,968
Management fees and incentive allocation to affiliate	19,133	3,646	36,059	15,726
Depreciation and amortization	44,843	38,793	169,023	133,908
Interest expense	24,267	17,694	95,585	56,845
Total expenses	169,136	130,344	626,767	367,143

Other income (expense)
Equity in losses of unconsolidated entities	(848)	(410)	(2,375)	(1,008)
Gain (loss) on sale of assets, net	141,850	(1,287)	203,250	3,911
Asset impairment	(4,726)	—	(4,726)	—
Interest income	79	127	531	488
Other (expense) income	(20)	1,909	3,445	3,983
Total other income	136,335	339	200,125	7,374
Income (loss) from continuing operations before income taxes	128,531	(1,353)	152,132	(17,657)
Provision for income taxes	18,999	869	17,810	2,449
Net income (loss) from continuing operations	109,532	(2,222)	134,322	(20,106)
Net income from discontinued operations, net of income taxes	71,579	1,577	73,462	4,402
Net income (loss)	181,111	(645)	207,784	(15,704)
Less: Net income (loss) attributable to non-controlling interests in consolidated subsidiaries:
Continuing operations	(4,520)	(1,790)	(17,571)	(21,925)
Discontinued operations	146	108	247	339
Dividends on preferred shares	1,838	—	1,838	—
Net income attributable to shareholders	$183,647	$1,037	$223,270	$5,882

Earnings (loss) per share:
Basic
Continuing operations	$1.30	$(0.01)	$1.74	$0.02
Discontinued operations	$0.83	$0.02	$0.85	$0.05
Diluted
Continuing operations	$1.30	$(0.01)	$1.74	$0.02
Discontinued operations	$0.83	$0.02	$0.85	$0.05
Weighted average shares outstanding:
Basic	85,997,619	85,065,125	85,992,019	83,654,068
Diluted	86,090,207	85,068,966	86,029,363	83,664,833

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except per share data)

	December 31,
	2019	2018
Assets
Cash and cash equivalents	$226,512	$99,601
Restricted cash	16,005	21,236
Accounts receivable, net	49,470	46,414
Leasing equipment, net	1,707,059	1,432,210
Operating lease right-of-use assets, net	37,466	—
Finance leases, net	8,315	18,623
Property, plant, and equipment, net	732,109	662,019
Investments	180,550	40,560
Intangible assets, net	27,692	38,498
Goodwill	122,639	115,990
Other assets	129,105	106,883
Assets of discontinued operations	—	56,744
Total assets	$3,236,922	$2,638,778

Liabilities
Accounts payable and accrued liabilities	$144,855	$100,668
Debt, net	1,420,928	1,215,108
Maintenance deposits	208,944	158,163
Security deposits	45,252	38,539
Operating lease liabilities	36,968	—
Other liabilities	41,118	37,055
Liabilities of discontinued operations	—	35,463
Total liabilities	$1,898,065	$1,584,996

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 84,917,448 and 84,050,889 shares issued and outstanding as of December 31, 2019 and 2018, respectively)	$849	$840
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 8,050,000 and 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively)	81	—
Additional paid in capital	1,110,122	1,029,376
Retained earnings (accumulated deficit)	190,453	(32,817)
Accumulated other comprehensive income	372	—
Shareholders’ equity	1,301,877	997,399
Non-controlling interest in equity of consolidated subsidiaries	36,980	56,383
Total equity	$1,338,857	$1,053,782
Total liabilities and equity	$3,236,922	$2,638,778

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$207,784	$(15,704)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Equity in losses of unconsolidated entities	2,375	1,008
Gain on sale of subsidiaries	(198,764)	—
Gain on sale of assets, net	(81,954)	(3,911)
Security deposits and maintenance claims included in earnings	(20,385)	(6,323)
Equity-based compensation	8,404	901
Depreciation and amortization	171,225	136,354
Asset impairment	4,726	—
Change in current and deferred income taxes	14,495	649
Change in fair value of non-hedge derivatives	4,555	(5,523)
Amortization of lease intangibles and incentives	30,162	26,659
Amortization of deferred financing costs	8,333	5,430
Bad debt expense	3,986	1,771
Other	827	(4)
Change in:
Accounts receivable	(22,622)	(23,340)
Other assets	(17,890)	(26,212)
Accounts payable and accrued liabilities	31,543	30,471
Management fees payable to affiliate	19,080	1,820
Other liabilities	(14,837)	9,651
Net cash provided by operating activities	151,043	133,697

Cash flows from investing activities:
Investment in notes receivable	—	(912)
Investment in unconsolidated entities and available for sale securities	(13,500)	(1,115)
Principal collections on finance leases	13,398	1,981
Acquisition of leasing equipment	(568,569)	(497,988)
Acquisition of property plant and equipment	(331,171)	(229,963)
Acquisition of lease intangibles	606	(11,396)
Acquisition of remaining interest in JV investment	(28,828)	—
Purchase deposit for aircraft and aircraft engines	(1,000)	(10,150)
Proceeds from sale of subsidiaries	183,819	—
Proceeds from sale of leasing equipment	248,454	44,062
Proceeds from sale of property, plant and equipment	—	23
Proceeds from deposit on sale of leasing equipment	—	240
Return of deposit on sale of leasing equipment	—	(400)
Return of capital distributions from unconsolidated entities	1,555	2,085
Net cash used in investing activities	$(495,236)	$(703,533)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from financing activities:
Proceeds from debt	$788,829	$750,980
Repayment of debt	(405,131)	(218,819)
Payment of deferred financing costs	(34,218)	(3,055)
Receipt of security deposits	7,887	9,264
Return of security deposits	(368)	(1,775)
Receipt of maintenance deposits	65,279	53,645
Release of maintenance deposits	(26,940)	(25,582)
Proceeds from issuance of common shares, net of underwriter’s discount	—	148,318
Common shares issuance costs	—	(820)
Proceeds from issuance of preferred shares, net of underwriter’s discount and issuance costs	193,992	—
Settlement of equity-based compensation	(8,078)	—
Purchase of non-controlling interest shares	—	(3,705)
Cash dividends - common shares	(113,541)	(110,584)
Cash dividends - preferred shares	(1,838)	—
Net cash provided by financing activities	465,873	597,867

Net increase in cash and cash equivalents and restricted cash	121,680	28,031
Cash and cash equivalents and restricted cash, beginning of period	120,837	92,806
Cash and cash equivalents and restricted cash, end of period	$242,517	$120,837

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$83,164	$43,636
Cash paid for taxes	1,072	721

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (losses) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three months and years ended December 31, 2019 and December 31, 2018:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2019	2018	2019	2018
Net income (loss) attributable to shareholders from continuing operations	$112,214	$(432)	$150,055	$1,819
Add: Provision for income taxes	18,999	869	17,810	2,449
Add: Equity-based compensation expense	343	186	1,509	717
Add: Acquisition and transaction expenses	8,498	2,234	17,623	6,968
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	425	(6,090)	4,555	(5,523)
Add: Asset impairment charges	4,726	—	4,726	—
Add: Incentive allocations	15,122	(146)	21,231	407
Add: Depreciation and amortization expense (1)	50,997	47,823	199,185	160,567
Add: Interest expense	24,267	17,694	95,585	56,845
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(492)	(27)	(1,387)	359
Less: Equity in losses of unconsolidated entities	848	410	2,375	1,008
Less: Non-controlling share of Adjusted EBITDA (3)	(1,993)	(726)	(9,859)	(9,744)
Adjusted EBITDA (non-GAAP)	$233,954	$61,795	$503,408	$215,872

(1)
Includes the following items for the three months ended December 31, 2019 and 2018: (i) depreciation and amortization expense of $44,843 and $38,793, (ii) lease intangible amortization of $1,445 and $2,675 and (iii) amortization for lease incentives of $4,709 and $6,355, respectively.

Includes the following items for the years ended December 31, 2019 and 2018: (i) depreciation and amortization expense of $169,023 and $133,908, (ii) lease intangible amortization of $7,181 and $8,588 and (iii) amortization for lease incentives of $22,981 and $18,071, respectively.

(2)
Includes the following items for the three months ended December 31, 2019 and 2018: (i) net loss of $(770) and $(463), (ii) interest expense of $30 and $174 and (iii) depreciation and amortization expense of $248 and $262, respectively.

Includes the following items for the years ended December 31, 2019 and 2018: (i) net loss of $(2,563) and $(1,196), (ii) interest expense of $131 and $477 and (iii) depreciation and amortization expense of $1,045 and $1,078, respectively.

(3)
Includes the following items for the three months ended December 31, 2019 and 2018: (i) equity based compensation of $54 and $25, (ii) provision for income taxes of $22 and $47, (iii) interest expense of $642 and $844, (iv) depreciation and amortization expense of $1,200 and $1,058 and (v) changes in fair value of non-hedge derivative instruments of $75 and $(1,248), respectively.

Includes the following items for the years ended December 31, 2019 and 2018: (i) equity based compensation of $230 and $113, (ii) provision for (benefit from) income taxes of $60 and $57, (iii) interest expense of $3,400 and $4,624, (iv) depreciation and amortization expense of $4,833 and $6,049 and (v) changes in fair value of non-hedge derivative instruments of $1,336 and $(1,099), respectively.

The Company uses Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. The Company believes FAD is a useful metric for investors and analysts for similar purposes.

The Company defines FAD as: Net Cash Provided by Operating Activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
(in thousands)	2019	2018
Net Cash Provided by Operating Activities	$151,043	$133,697
Add: Principal Collections on Finance Leases	13,398	1,981
Add: Proceeds from Sale of Assets	432,273	44,085
Add: Return of Capital Distributions from Unconsolidated Entities	1,555	2,085
Less: Required Payments on Debt Obligations (1)	(36,559)	(7,793)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	4,726	7,610
Funds Available for Distribution (FAD)	$566,436	$181,665

(1)
Required payments on debt obligations for the year ended December 31, 2019 exclude repayments of $350,000 for the Revolving Credit Facility and $18,572 for the CMQR Credit Agreement, and for the year ended December 31, 2018 exclude repayments of $175,000 for the Revolving Credit Facility and $36,026 for the CMQR Credit Agreement.

The following tables set forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the three months ended and year ended December 31, 2019:

	Three Months Ended December 31, 2019
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$174,173	$167,289	$(52,844)	$288,618
Less: Principal Collections on Finance Leases				(304)
Less: Proceeds from Sale of Assets				(265,976)
Less: Return of Capital Distributions from Unconsolidated Entities				(131)
Add: Required Payments on Debt Obligations				7,046
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				29,077
Net Cash Provided by Operating Activities				$58,330

	Year Ended December 31, 2019
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$587,810	$122,165	$(143,539)	$566,436
Less: Principal Collections on Finance Leases				(13,398)
Less: Proceeds from Sale of Assets				(432,273)
Less: Return of Capital Distributions from Unconsolidated Entities				(1,555)
Add: Required Payments on Debt Obligations				36,559
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(4,726)
Net Cash Provided by Operating Activities				$151,043

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.